FOR IMMEDIATE RELEASE:

NVIDIA Financial Results for Second Quarter Fiscal 2015

•	Second quarter revenue of $1.10 billion, up 13 percent from a year earlier

•	GAAP diluted EPS of $0.22, up from $0.16 a year earlier; non-GAAP diluted EPS of $0.30, up from $0.23 a year earlier

•	Record GAAP gross margin of 56.1 percent; record non-GAAP gross margin of 56.4 percent
SANTA CLARA, Calif.-Aug. 7, 2014-NVIDIA (NASDAQ: NVDA) today reported revenue for the second quarter ended July 27, 2014, of $1.10 billion, up 13 percent from $977 million a year earlier and in line with the previous quarter. Revenue for the first half was up 14 percent to a record $2.21 billion from $1.93 billion a year earlier.
GAAP earnings per diluted share for the quarter were $0.22, up 38 percent from $0.16 a year earlier and down 8 percent from the previous quarter. Non-GAAP earnings per diluted share were $0.30, up 30 percent from $0.23 a year earlier and up 3 percent from the previous quarter.
“We had a great quarter with strong gains in each of our three growth areas - Gaming, Datacenter & Cloud, and Mobile,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “Our Tesla datacenter business is in high gear, benefiting from strong demand from cloud service providers, and our new SHIELD tablet is generating considerable excitement.  NVIDIA’s accelerating growth stems directly from investments in extending our visual computing leadership to the mobile-cloud revolution."
During the second quarter, NVIDIA paid $47 million in cash dividends and received 6.8 million shares under the $500 million structured repurchase agreement it entered into in the first quarter. During the first quarter, the company had paid $47 million in cash dividends and had received 20.6 million shares under the agreement. As a result, during the first half, NVIDIA has returned $594 million of the $1 billion it intends to return to shareholders in fiscal 2015.

NVIDIA will pay its next quarterly cash dividend of $0.085 per share on Sept. 12, 2014, to all stockholders of record on Aug. 21, 2014. NVIDIA expects that a portion of this dividend payment may be considered a return of capital for U.S. federal income tax purposes.

GAAP Quarterly Financial Comparison
($ in millions except earnings per share)	Q2 FY15	Q1 FY15	Q2 FY14	Q/Q	Y/Y
Revenue	$1,103	$1,103	$977	flat	up 13%
Gross margin	56.1%	54.8%	55.8%	up 130 bps	up 30 bps
Operating expenses	$456	$453	$440	up 1%	up 4%
Net income	$128	$137	$96	down 6%	up 33%
Diluted earnings per share	$0.22	$0.24	$0.16	down 8%	up 38%

Non-GAAP Quarterly Financial Comparison
($ in millions except earnings per share)	Q2 FY15	Q1 FY15	Q2 FY14	Q/Q	Y/Y
Revenue	$1,103	$1,103	$977	flat	up 13%
Gross margin	56.4%	55.1%	56.3%	up 130 bps	up 10 bps
Operating expenses	$411	$411	$401	flat	up 2%
Net income	$173	$166	$133	up 4%	up 30%
Diluted earnings per share	$0.30	$0.29	$0.23	up 3%	up 30%

NVIDIA’s outlook for the third quarter of fiscal 2015 is as follows:

•	Revenue is expected to be $1.20 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be 55.2 percent and 55.5 percent, respectively, plus or minus 50 basis points.

•	GAAP operating expenses are expected to be approximately $463 million; non-GAAP operating expenses are expected to be approximately $416 million.

•
GAAP and non-GAAP tax rates for the third quarter and annual fiscal 2015 are both expected to be 19 percent, plus or minus one percentage point. This estimate excludes any discrete tax events that may occur during a quarter which, if realized, may increase or decrease NVIDIA’s actual effective tax rates in such quarter.

•	Capital expenditures are expected to be approximately $40 million to $50 million.

Second Quarter Fiscal 2015 Highlights

During the second quarter, NVIDIA:

•	Extended its leading position in datacenter accelerated computing, with the world’s 15 most efficient supercomputers all running NVIDIA® Tesla® GPUs, according to the latest Green500 list.

•	Surpassed 40 million installations in under two years of its GeForce Experience™ client, which provides game-ready drivers and optimal playable settings, and allows gameplay to be streamed and shared.

•
Invented the first-ever GPU acceleration technology for Adobe Illustrator CC, with performance up to 10x faster than previously possible. Adobe Illustrator CC is used by more than six million artists and designers worldwide.

•
Featured prominently at the Google I/O conference, where Google’s new Android L was previewed. NVIDIA Tegra® K1 is the first processor to support Android L’s advanced gaming capabilities; the first to bring GPU computing to mobile, evident in Google’s Project Tango tablet, which features computer vision capabilities; and among the first to support Android TV.

•	Expanded the SHIELD™ family of gaming devices with the launch of the world’s most advanced tablet built for gamers, the SHIELD tablet, along with the SHIELD wireless controller.

•
Accelerated the growth of its auto business, as BMW shipped new models, including the i8 and i3 with infotainment systems powered by Tegra. Volkswagen announced that, in addition to the Golf, Tegra will be included in the Passat launching later this year in Europe.

CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at http://investor.nvidia.com/.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its second quarter fiscal 2015 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the conference call, dial (303) 223-2680; no password is required. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site http://investor.nvidia.com/ and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its third quarter fiscal 2015.

Non-GAAP Measures
To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, legal settlements, acquisition-related costs, gains and losses from non-affiliated investments, interest expense related to the amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.
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About NVIDIA
Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company’s technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.
Certain statements in this press release including, but not limited to statements as to: strong demand from cloud service providers; the company’s growth stemming directly from investments in extending its visual computing leadership to the mobile-cloud revolution; the $1 billion the company intends to return to shareholders in fiscal 2015; a portion of the company’s dividend payment being considered a return of capital; the company’s financial outlook for the third quarter of fiscal 2015; and the company’s tax rate for the third quarter and fiscal 2015 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended April 27, 2014. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2014 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce Experience, Tegra, Tesla, NVIDIA GRID, and SHIELD are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###

For further information, contact:

Chris Evenden	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 627-0608	(408) 566-5150
cevenden@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 27,	July 28,	July 27,	July 28,
	2014	2013	2014	2013

Revenue	$1,102,824	$977,238	$2,205,611	$1,931,977
Cost of revenue	483,850	431,700	982,435	867,871
Gross profit	618,974	545,538	1,223,176	1,064,106
Operating expenses
Research and development	337,124	331,738	671,387	658,899
Sales, general and administrative	118,671	108,266	237,251	216,892
Total operating expenses	455,795	440,004	908,638	875,791
Operating income	163,179	105,534	314,538	188,315
Interest income	6,829	3,865	12,539	8,941
Interest expense	11,526	836	22,997	1,689
Other income (expense), net	(3,857)	3,257	13,827	4,315
Income before income tax expense	154,625	111,820	317,907	199,882
Income tax expense	26,649	15,372	53,415	25,543
Net income	$127,976	$96,448	$264,492	$174,339

Net income per share:
Basic	$0.23	$0.16	$0.47	$0.29
Diluted	$0.22	$0.16	$0.46	$0.29

Weighted average shares used in per share computation:
Basic	558,223	585,345	558,657	601,109
Diluted	570,572	592,006	570,599	606,051

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 27,	January 26,
	2014	2014
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$4,386,054	$4,671,810
Accounts receivable, net	469,625	426,357
Inventories	387,434	387,765
Prepaid expenses and other current assets	134,473	138,779
Total current assets	5,377,586	5,624,711

Property and equipment, net	556,911	582,740
Goodwill	643,179	643,179
Intangible assets, net	260,613	296,012
Other assets	95,430	104,252
Total assets	$6,933,719	$7,250,894

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$261,627	$324,391
Accrued liabilities and other current liabilities	607,102	621,105
Total current liabilities	868,729	945,496

Long-term debt	1,370,249	1,356,375
Other long-term liabilities	374,113	475,125
Capital lease obligations, long-term	15,842	17,500

Stockholders' equity	4,304,786	4,456,398
Total liabilities and stockholders' equity	$6,933,719	$7,250,894

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013

GAAP gross profit	$618,974	$604,202	$545,538	$1,223,176	$1,064,106
GAAP gross margin	56.1%	54.8%	55.8%	55.5%	55.1%
Stock-based compensation expense included in cost of revenue (A)	2,656	2,919	2,168	5,575	4,821
Legal settlement	—	—	2,290	—	2,290
Non-GAAP gross profit	$621,630	$607,121	$549,996	$1,228,751	$1,071,217
Non-GAAP gross margin	56.4%	55.1%	56.3%	55.7%	55.4%

GAAP operating expenses	$455,795	$452,843	$440,004	$908,638	$875,791
Stock-based compensation expense included in operating expense (A)	(35,759)	(32,602)	(30,227)	(68,361)	(60,971)
Acquisition-related costs (B)	(9,173)	(9,441)	(8,964)	(18,614)	(17,825)
Non-GAAP operating expenses	$410,863	$410,800	$400,813	$821,663	$796,995

GAAP other income (expense), net	$(8,554)	$11,923	$6,286	$3,369	$11,567
Gains and losses from non-affiliated investments	2,500	(16,982)	—	(14,482)	—
Interest expense related to amortization of debt discount	6,973	6,901	—	13,874	—
Non-GAAP other income (expense), net	$919	$1,842	$6,286	$2,761	$11,567

GAAP net income	$127,976	$136,516	$96,448	$264,492	$174,339
Total pre-tax impact of non-GAAP adjustments	57,061	34,881	43,649	91,942	85,907
Income tax impact of non-GAAP adjustments	(11,606)	(5,342)	(6,767)	(16,948)	(13,115)
Non-GAAP net income	$173,431	$166,055	$133,330	$339,486	$247,131

Diluted net income per share
GAAP	$0.22	$0.24	$0.16	$0.46	$0.29
Non-GAAP	$0.30	$0.29	$0.23	$0.59	$0.41

Shares used in diluted net income per share computation	570,572	570,422	592,006	570,599	606,051

Metrics:
GAAP net cash flow provided by operating activities	$96,282	$151,022	$96,469	$247,304	$272,119
Purchase of property and equipment and intangible assets	(22,527)	(29,068)	(84,986)	(51,595)	(150,653)
Free cash flow	$73,755	$121,954	$11,483	$195,709	$121,466

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013
Cost of revenue	$2,656	$2,919	$2,168	$5,575	$4,821
Research and development	$21,462	$20,494	$18,555	$41,956	$40,490
Sales, general and administrative	$14,297	$12,108	$11,672	$26,405	$20,481

(B) Consists of amortization of acquisition-related intangible assets, transaction costs, compensation charges, and other credits related to acquisitions.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q3 FY2015 Outlook
GAAP gross margin	55.2%
Impact of stock-based compensation	0.3%
Non-GAAP gross margin	55.5%

Q3 FY2015 Outlook
(In millions)

GAAP operating expenses	$463
Stock-based compensation expense and acquisition-related costs	(47)
Non-GAAP operating expenses	$416